                                                                   Exhibit (h.1)

                        ADMINISTRATIVE SERVICES AGREEMENT


     THIS AGREEMENT is entered into as of the 1st day of May 2003, by and between ING PARTNERS, INC., a Maryland corporation (the "Company"), on behalf of each of its series, and ING LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut insurance corporation (the "Administrator"), with respect to the following recital of facts:

                                  R E C I T A L
                                  - - - - - - -

     WHEREAS, the Company is registered as an open-end diversified management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, the Administrator is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), and engages in the business of acting as an investment adviser and an administrator of investment companies; and

     WHEREAS, the Company has established the separate series listed on the attached Schedule A ("Initial Series") and the Company may, from time to time, offer shares representing interests in one or more additional series ("Additional Series", referred to collectively with the Initial Series, as the "Series"); and

     WHEREAS, the Company, on behalf of each of its Series, and the Administrator desire to enter into an agreement to provide for administrative services for the Series on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

I.   APPOINTMENT AND OBLIGATIONS OF THE ADMINISTRATOR

     The Administrator is hereby appointed to serve as the administrator to the Company, to provide the administrative services described herein and assume the obligations set forth in Section II, subject to the terms of this Agreement and the control of the Company's Board of Directors (the "Board"). The Administrator shall, for all purposes herein, be deemed an independent contractor and shall have, unless otherwise expressly provided or authorized, no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company or its Series.

II.  DUTIES OF THE ADMINISTRATOR

     In carrying out the terms of this Agreement, the Administrator shall:

     A. provide office space, equipment and facilities (which may belong to the Administrator or its affiliates) for maintaining the Company's organization, for meetings of the Company's Board of Directors and shareholders, and for performing administrative services hereunder;

     B. supervise and manage all aspects of the Company's operations (other than investment advisory activities), and supervise relations with, and monitor the performance of, custodians, depositories, transfer and pricing agents, accountants, attorneys, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary and desirable by the Board;

     C. determine and arrange for the publication of the net asset value of the shares of each Series;

     D. provide non-investment related statistical and research data and such other reports, evaluations and information as the Series may request from time to time;

     E. provide internal clerical, accounting and legal services, and stationery and office supplies;

     F. prepare, amend, and update (with the advice of the Company's counsel) the Company's Registration Statement on Form N-1A and state Blue Sky filings, and prepare any necessary proxy statements and all annual and semi-annual reports to shareholders;

     G. arrange for the printing and mailing (at the expense of the Company or affected Series) of proxy statements and other reports or other materials provided to shareholders;

     H. prepare for execution and file each Series' federal and state tax returns and required tax filings other than those required to be made by the Series' custodian and transfer agent;

     I. maintain the Company's existence, and during such times as the shares of the Series are publicly offered, maintain the registration and qualification of the shares under federal and state law;

     J. keep and maintain the financial accounts and records of the Company;

     K. develop and implement, if appropriate, management or shareholder services designed to enhance the convenience of investing in the Series;

     L. provide the Board on a regular basis with reports and analyses of the Series' operations and the operations of comparable investment companies;

     M. respond to inquiries from shareholders or participants of employee benefit plans (for which the Administrator or any affiliate provides recordkeeping) relating to the Series, concerning, among other things, exchanges among Series, refer any such inquiries to the Company's officers or the Series' transfer agent;

     N. provide recordkeeping services; and

     O. provide such information as may be reasonably requested by a shareholder representative of or a participant in an employee benefit plan to comply with applicable federal or state laws.

III. REPRESENTATIONS AND WARRANTIES

     A.   REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

          The Administrator hereby represents and warrants to the Fund as follows:

          1. Incorporation and Organization. The Administrator is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

          2. Best Efforts. The Administrator at all times shall provide its best judgment and effort to the Company in carrying out its obligations hereunder.

     B.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company, on behalf of each of its Series, hereby represents and warrants to the Administrator as follows:

          1. Incorporation and Organization. The Company has been duly incorporated under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its terms.

          2. Registration. The Company is registered as an investment company with the SEC under the 1940 Act and shares of the Series are registered or qualified for offer and sale to the public under the Securities Act of 1933 (the "1933 Act") and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.


IV.  CONTROL BY THE BOARD OF DIRECTORS

     Any activities undertaken by the Administrator pursuant to this Agreement on behalf of the Company shall at all times be subject to any directives of the Board.


V.   COMPLIANCE WITH APPLICABLE REQUIREMENTS

     In carrying out its obligations under this Agreement, the Administrator shall at all times conform to:

     A. all applicable provisions of the 1940 Act;

     B. the provisions of the Company's Registration Statement;

     C. the provisions of the Company's Articles of Incorporation;

     D. the provisions of the By-Laws of the Company; and

     E. any other applicable provisions of state or federal law.


VI.  DELEGATION OF RESPONSIBILITIES

     All services to be provided by the Administrator under this Agreement may be furnished by any directors, officers or employees of the Administrator or the Administrator may retain the services of any other entity to provide certain administrative duties under the Administrator's supervision.


VII. COMPENSATION

     For the services to be rendered, the facilities furnished and the expenses assumed by the Administrator, the Company, on behalf of each of its Series, shall pay to the Administrator an annual fee, payable monthly, at the following rates, based upon the average daily net assets of each of its Serie as shown in the attached Schedule B.

Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 of the annual administration fee applied to the daily net assets of each Series. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.


VIII. NON-EXCLUSIVITY

     The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator shall be free to render administrative or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers and directors of the Administrator may serve as officers or directors of the Company, and that officers or directors of the Company may serve as officers or directors of the Administrator to the extent permitted by law; and that the officers and directors of the Administrator are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies.


IX.  TERM

     This Agreement shall become effective with respect to each Initial Series on the date of its execution and with respect to each Additional Series, on the later of the date Schedule A is amended to reflect such Additional Series or the date of the commencement of operations of the Additional Series. Unless terminated in accordance with Section XI below, this Agreeement shall remain in full force and effect through November 30, 2002, with respect to each Initial Series and, with respect to each Additional Series, for two years from the date on which such Series becomes a Series hereunder.

X.   RENEWAL

     Following the expiration of its initial term with respect to a Series, this Agreement shall continue in full force and effect for periods of one year thereafter, provided that such continuance is specifically approved at least annually by the Company's directors who are not parties to this Agreement or "interested persons" as defined in the 1940 Act ("disinterested directors"), or by the vote of the holders of a "majority" as so defined in Section 2(a)(42) of the 1940 Act ("majority") of the outstanding voting securities of the Series and by a majority of the disinterested directors.

XI.  TERMINATION

     Notwithstanding the foregoing, this Agreement may be terminated with respect to a Series at any time, without the payment of any penalty, by vote of the Company's directors or by vote of a majority of the Series' outstanding voting securities, as defined in Section 2(a)(42) of the 1940 Act, or by the Administrator, on sixty (60) days' written notice to the other party. Any termination of this Agreement with respect to a Series will not require the aproval of any other Series, or the approval of a majority of the outstanding voting secruities of the Company unless such approval is required by applicable law.


XII. LIABILITY OF ADMINISTRATOR AND INDEMNIFICATION

     A. LIABILITY

     The Administrator shall be liable to the Company and shall indemnify the Company for any losses incurred by the Company, whether in the purchase, holding or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Administrator or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Administrator of its duties under this Agreement, in connection with the services rendered by the Administrator hereunder.

     B. INDEMNIFICATION

     In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator or any officer, director or employee of the Administrator, to the extent permitted by applicable law, the Company hereby agrees to indemnify and hold the Administrator harmless from and against all claims, actions, suits and proceedings at law or in equity, whether brought or asserted by a private party or a governmental agency, instrumentality or entity of any kind, relating to the sale, purchase, pledge of, advertisement of, or solicitation of sales or purchases, of any security by or on behalf of the Series, or issued by the Series, in alleged violation of applicable federal, state or foreign laws, rules or regulations.


XIII. MATERIALS FOR DISTRIBUTION TO SHAREHOLDERS

     During the term of this Agreement, the Company shall furnish to the Administrator at its principal office copies of all prospectuses, proxy statements, reports to shareholders, sales literature and other material referring to the Administrator that were prepared for distribution to shareholders of the Company and to participants in employee benefit plans owning interests in the Series (prior to the public distribution of such materials). The Company shall not use any such materials that refer to the Administrator if the Administrator reasonably objects in writing within five business days (or such other time as the parties may agree) after receipt thereof, unless prior to such use the material is modified in a manner that is satisfactory to the Administrator. Subsequent to the termination of this Agreement, the Company will continue to furnish to the Administrator copies of such materials. The Company shall also furnish or otherwise make available to the Administrator other information relating to the business affairs of the Company as the Administrator reasonably requests from time to time.


XIV. NOTICES

     Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Administrator and that of the Company for this purpose shall be 151 Farmington Avenue, Hartford, Connecticut 06156.

XV.  QUESTIONS OF INTERPRETATION

     This Agreement shall be governed by the laws of the State of Connecticut. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or, in the absence of any controlling decision of any such court, by rules, releases or orders of the SEC issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule, release or order of the SEC, such provisions shall be deemed to incorporate the effect of such rule, release or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the date first written above.


ING LIFE INSURANCE                 ING PARTNERS, INC. ON
AND ANNUITY COMPANY                BEHALF OF EACH OF ITS SERIES AS LISTED ON THE
                                   ATTACHED SCHEDULE A


By:  /s/  Laurie M. Tillinghast          By:    /s/  Laurie M. Tillinghast
     --------------------------------           --------------------------------
Name: Laurie M. Tillinghast              Name: Laurie M. Tillinghast
      -------------------------------          ---------------------------------
Title: Vice President                    Title: President
       ------------------------------           --------------------------------


Attest:  /s/  Jane A. Boyle              Attest: /s/  Jacqueline Salamon
      -------------------------------            -------------------------------
Name:  Jane A. Boyle                     Name:  Jacqueline Salamon
      -------------------------------           --------------------------------
Title: Assistant Secretary               Title: Assistant Secretary
      -------------------------------           --------------------------------

                                   Schedule A
                          Series of ING Partners, Inc.

                     Initial Series
                     ----------------
                     o ING Alger Aggressive Growth Portfolio
                     o ING Alger Growth Portfolio
                     o ING American Century Small Cap Value Portfolio
                     o ING Baron Small Cap Growth Portfolio

                     o ING DSI Enhanced Index Portfolio
                     o ING Goldman Sachs(R)Capital Growth Portfolio
                     o ING JP Morgan Fleming International Portfolio
                     o ING JP Morgan Mid Cap Value Portfolio
                     o ING MFS Capital Opportunities Portfolio
                     o ING MFS Global Growth Portfolio
                     o ING MFS Research Equity Portfolio
                     o ING OpCap Balanced Value Portfolio
                     o ING PIMCO Total Return Portfolio

                     o ING Salomon Brothers Aggressive Growth Portfolio
                     o ING Salomon Brothers Fundamental Value Portfolio
                     o ING Salomon Brothers Investors Value Portfolio

                     o ING T. Rowe Price Growth Equity Portfolio
                     o ING UBS Tactical Asset Allocation Portfolio
                     o ING Van Kampen Comstock Portfolio

                     Additional Series
                     o ING Alger Capital Appreciation Portfolio
                     o ING Goldman Sachs(R) Core Equity Portfolio


Dated: May 1, 2003

                                   Schedule B
                          Administrative Services Fees

--------------------------------------------------------------------------------
INITIAL SERIES
--------------------------------------------------------------------------------
o    ING Alger Aggressive Growth Portfolio                          .20%
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o    ING Alger Growth Portfolio                                     .20%
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o    ING American Century Small Cap Value Portfolio                 .45%
--------------------------------------------------------------------------------
o    ING Baron Small Cap Growth Portfolio                           .45%
--------------------------------------------------------------------------------
o    ING DSI Enhanced Index Portfolio                               .20%
--------------------------------------------------------------------------------
o    ING Goldman Sachs(R)Capital Growth Portfolio                    .20%
--------------------------------------------------------------------------------
o    ING JP Morgan Fleming International Portfolio                  .20%
--------------------------------------------------------------------------------
o    ING JP Morgan Mid Cap Value Portfolio                          .45%
--------------------------------------------------------------------------------
o    ING OpCap Balanced Value Portfolio                             .20%
--------------------------------------------------------------------------------
o    ING PIMCO Total Return Portfolio                               .35%
--------------------------------------------------------------------------------
o    ING MFS Capital Opportunities Portfolio                        .25%
--------------------------------------------------------------------------------
o    ING MFS Global Growth Portfolio                                .60%
--------------------------------------------------------------------------------
o    ING MFS Research  Equity Portfolio                             .15%
--------------------------------------------------------------------------------
o    ING Salomon Brothers Aggressive Growth Portfolio               .13%
--------------------------------------------------------------------------------
o    ING Salomon Brothers Fundamental Value Portfolio               .20%
--------------------------------------------------------------------------------
o    ING Salomon Brothers Investors Value Portfolio                 .20%
--------------------------------------------------------------------------------
o    ING T. Rowe Price Growth Equity Portfolio                      .15%
--------------------------------------------------------------------------------
o    ING UBS Tactical Asset Allocation Portfolio                    .20%
--------------------------------------------------------------------------------
o    ING Van Kampen Comstock Portfolio                              .40%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ADDITIONAL SERIES
--------------------------------------------------------------------------------
o    ING Alger Capital Appreciation Portfolio                       .20%
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o    ING Goldman Sachs(R)Core Equity Portfolio                      .20%
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Dated: May 1, 2003